Exhibit 10.1
______________________________________________________________________________
______________________________________________________________________________

                             TERM CREDIT AGREEMENT

                                 BY AND AMONG

                          PANAMCO DE VENEZUELA, S.A.

                               (the "Borrower"),

                         PANAMERICAN BEVERAGES, INC.,

                               (the "Guarantor")

                                      AND

                                 COMERICA BANK

                                 (the "Bank")

                                 MAY 30, 2001


______________________________________________________________________________
______________________________________________________________________________

                             TERM CREDIT AGREEMENT


     THIS TERM CREDIT AGREEMENT, made as of the 30th day of May, 2001, by and among PANAMCO DE VENEZUELA, S.A., a corporation duly organized and validly existing under the laws of Venezuela, having its corporate domicile in Caracas, Venezuela ("Borrower"), PANAMERICAN BEVERAGES, INC., a corporation duly organized and validly existing under the laws of Panama, having its corporate domicile in Panama, Panama ("Guarantor") and COMERICA BANK, a banking corporation duly organized and validly existing under the laws of the State of Michigan, of Detroit, Michigan, United States of America ("Bank");

                                  WITNESSETH:

     WHEREAS, Borrower and Guarantor have requested Bank to provide Borrower with a term loan in the amount of Fifteen Million Dollars ($15,000,000), and Bank is willing to do so upon the terms and conditions of this Agreement.

     NOW, THEREFORE, Borrower, Guarantor and Bank agree to the following:

1.   DEFINITIONS

     For the purposes of this Agreement the following terms will have the following meanings:

     1.1 "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by," and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person, whether through the ownership of Voting Stock, by contract or otherwise, provided, however, that neither TCCC nor any of its direct or indirect Subsidiaries shall be considered an Affiliate of any Credit Party or the Subsidiaries thereof.

     1.2 "Applicable Interest Rate" shall mean, with respect to indebtedness outstanding hereunder or under the Note, the LIBOR-based Rate or if required in accordance with the terms and conditions set forth in this Agreement the Federal Funds-based Rate.

     1.3 "Back-to-Back Loan" shall mean Debt of any Subsidiary owed to a third party that is collateralized by the proceeds of Debt incurred by the Guarantor.

     1.4 "Business Day" shall mean any day, other than Saturday, Sunday or holiday, on which commercial banks are open for all or substantially all domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and London, England.

     1.5 "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet.

     1.6 "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     1.7 "Change of Control" shall mean:

          (a) the failure by TCCC to own (as a result of a sale by TCCC of the common stock described below), directly or indirectly, on the Effective Date and until all Obligations owing under this Agreement and other Credit Documents are paid in full, at least 25% of the outstanding Class B Common Stock of Guarantor, 22.6% of the outstanding Class A Common Stock of Guarantor and 100% of the outstanding Class C Preferred Stock of Guarantor, in each case, on a fully diluted basis, free and clear of all Liens (it being understood that such percentage will be reduced on a proportionate basis in the event of any issuance or sale of Class A Common Stock or Class B Common Stock in which TCCC does not acquire its proportionate share); or

          (b) any reduction in the number of directors nominated by TCCC to Guarantor's Board of Directors as compared to the number of such directors nominated by TCCC as of November 22, 2000 (such date being the effective date of the Guarantor Credit Agreement).

     1.8 "Consolidated" shall mean the consolidation of accounts in accordance with GAAP.

     1.9 "Consolidated EBITDA" shall mean, for any period, the sum, without duplication, of (a) the Consolidated Operating Income for such period, plus
(b) all depreciation and amortization of assets (including Intangible Assets) of Guarantor and its Subsidiaries deducted in determining Consolidated Operating Income for such period.

     1.10 "Consolidated Net Worth" shall mean, for any date, the Consolidated stockholder's equity of Guarantor and its Subsidiaries (set forth on the line "total shareholders' equity on Guarantor's balance sheet) on such date.

     1.11 "Consolidated Operating Income" shall mean for any period the Consolidated operating income (or loss), before interest, taxes and extraordinary items, of the Guarantor and its Subsidiaries for such period.

     1.12 "Consolidated Tangible Net Assets" shall mean as of any date, the total amount of assets of the Guarantor and its Subsidiaries, less (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Subsidiaries, all as reflected on the consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

     1.13 Credit Documents" shall mean collectively, this Agreement, the Note, the Guaranty and any other documents, instruments or agreements executed pursuant to or in connection with the Loan, this Agreement or the other Credit Documents, as such documents may be amended from time to time.

     1.14 "Credit Party" shall mean each of Borrower and Guarantor.

     1.15 "DCR" shall mean Duff & Phelps Credit Rating Co.

     1.16 "Debt" of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as Capital Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights, or options to acquire such capital stock, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement to (i) pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell, or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services is rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including without limitation, accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided, however, that Debt shall not include trade accounts payable arising in the ordinary course of business.

     1.17 "Default" shall mean any condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     1.18 "Default Rate" shall mean the rates of interest described in Section
2.5 hereof.

     1.19 "Disbursement Date" shall mean the date on which Bank disburses the proceeds of the Loan pursuant to Sections 2.1 and 2.2 hereof.

     1.20 "Dollars" and "$" shall mean lawful currency of the United States of America.

     1.21 "Effective Date" shall mean the date of this Agreement.

     1.22 "Environmental Law(s)" shall mean all applicable laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, or other applicable governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) in which Borrower or any of its Subsidiaries conducts business, pertaining to Hazardous Materials, including without limitation, any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos, and/or other similar materials; any so-called "superfund" or "superlien" law, pertaining to Hazardous Materials on or about any other property at any time owned, leased or otherwise used by Borrower or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any other federal, state, local or applicable statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, radioactive, flammable or dangerous waste, substance or material, as now or at any time hereafter in effect.

     1.23 "Event of Default" shall mean any of the Events of Default specified in Section 8.1 of this Agreement.

     1.24 "Federal Funds Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by it.

     1.25 "Federal Funds-based Loan" shall mean any portion of the Loan during any period when it is required to bear interest at the Federal Funds-based Rate pursuant to the terms of this Agreement.

     1.26 "Federal Funds-based Rate" shall mean a per annum interest rate which is equal to the Federal Funds Rate plus three percent (3%).

     1.27 "GAAP" shall mean: (i) with respect to Borrower and its Consolidated Subsidiaries, generally accepted accounting principles in Venezuela, applied on a consistent basis, and (ii) with respect to Guarantor and its Consolidated Subsidiaries and any other Person, generally accepted accounting principles in the United States of America consistent with those applied in the preparation of the financial statements of the Guarantor and the Guarantor and its Subsidiaries referred to in Section 5.17 hereof.

     1.28 "Guarantor" shall mean Panamerican Beverages, Inc., a corporation duly organized under the laws of Panama.

     1.29 "Guarantor Credit Agreement" shall mean that $265,000,000 Amended and Restated Credit Agreement dated as of November 22, 2000 by and among Guarantor, ING Barings (U.S.) Capital LLC and the financial institutions party thereto.

     1.30 "Guaranty" shall mean a guaranty agreement executed and delivered to Bank by the Guarantor in form satisfactory to Bank, pursuant to which the Guarantor guaranties all of Borrower's obligations and indebtedness to Bank hereunder, with respect to the Loan and under the other Credit Documents.

     1.31 "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in, or for purpose of, any Environmental Laws.

     1.32 "Hedge Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

     1.33 "Intangible Assets" shall mean all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the end of the last fiscal quarter ended prior to the date hereof or the date of acquisition, if acquired subsequent to the date hereof, and all other items which would be treated as intangibles on the Consolidated balance sheet of the Guarantor and its Subsidiaries.

     1.34 "Interest Coverage Ratio" shall mean, for any period, the ratio of
(i) Consolidated EBITDA to (ii) the Consolidated gross interest expense (including related fees) of the Guarantor and its Subsidiaries for such period, provided, however, that the calculation of the Interest Coverage Ratio shall not include any interest on any Debt of any Subsidiary, to the extent such Debt (i) is owed by a Subsidiary to the Guarantor, whether in the form of a loan, participation interest or other instrument evidencing indebtedness or other Obligation of the Subsidiary so long as material enforcement, waiver or amendment decision regarding such Debt may be taken only by the Guarantor, or
(ii) represents a Back-to-Back Loan.

     1.35 "Interest Period" shall mean: (i) initially, the period commencing on (and including) the Disbursement Date and ending on (but excluding) the date that is six months after the Disbursement Date, and (ii) thereafter, each subsequent period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the date that is six months later, pursuant to which interest at the LIBOR-based Rate will be computed and adjusted, provided however:

          (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month; and

          (b) no Interest Period shall extend beyond the Maturity Date.

     1.36 "LIBOR-based Loan" shall mean any portion of the Loan which bears interest at the LIBOR-based Rate.

     1.37 "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on the title to real property.

     1.38 "LIBOR-based Rate" shall mean, with respect to any LIBOR-based Loan outstanding under this Agreement bearing interest at the LIBOR-based Rate for an applicable Interest period, a per annum interest rate which is equal to the sum of the LIBOR Margin plus the LIBOR Rate.

     1.39 "LIBOR Lending Office" shall mean Bank's office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to Borrower.

     1.40 "LIBOR Margin" shall mean two and one-half percent (2.50%).

     1.41 "LIBOR Rate" shall mean, with respect to any LIBOR-based Loan outstanding under this Agreement, the per annum rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the relevant Interest Period for such Loan, commencing on the first day of such Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Interest Period.

     1.42 "Loan" shall mean the borrowing requested by Borrower and to be made by Bank under this Agreement.

     1.43 "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of any Credit Party taken as a whole, (b) any Credit Party's ability to pay or perform the obligations under the Credit Documents to which such Credit Party is a party in accordance with the terms thereof, or (c) Bank's rights and remedies under the Agreement and the other Credit Documents.

     1.44 "Maturity Date" shall mean May 30, 2003.

     1.45 "Maximum Amount" shall mean Fifteen Million Dollars ($15,000,000).

     1.46 "Moody's" shall mean Moody's Investors Services, Inc.

     1.47 "Note" shall mean the Promissory Note, dated as of the Disbursement Date, evidencing the Loan made by Bank pursuant to Section 2.1 hereof in the form of Exhibit "A" attached to this Agreement executed and delivered by the Borrower on the Effective Date.

     1.48 "Obligation" shall mean, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect to such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured. Without limiting the generality of the foregoing, the Obligations of any Person include the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities, and other amounts payable under any document evidencing a loan.

     1.49 "Panama" shall mean the Republic of Panama.

     1.50 "Permitted Liens" shall mean, with respect to any Person:

          (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business;

          (b) Liens imposed by law, such as carriers', warehousemen's, laborers, materialmen's, landlords', vendors', workmen's, operators', producers', and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards not exceeding the threshold allowed in Section 8.1(h) against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings of review;

          (c) Liens for taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for non-payment or which have been appropriately reserved for in accordance with GAAP and are being contested in good faith by appropriate proceedings;

          (d) minor survey exceptions, minor encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (e) Liens existing on or provided for under the terms of agreements existing on the Effective Date and described in Schedule 1.50(e);

          (f) Liens existing on property at the time the Guarantor or any of its Subsidiaries acquired such property or the entity owning such property, including any acquisition by means of a merger or consolidation with or into the Guarantor; provided, however, that any such Lien may not extend to any other property owned by the Guarantor or any of its Subsidiaries;

          (g) Liens securing Hedge Agreements so long as (i) such Hedge Agreements are of the type customarily entered into in connection with, and are entered into for, the bona fide purpose of reducing financial risk relating to interest rate or foreign exchange fluctuations, and (ii) the collateral securing obligations in respect of such Hedge Agreements (A) consists only of cash or cash equivalents, and (B) does not exceed in market value on any date an amount equal to 1.5% of the Guarantor's Consolidated Tangible Net Assets (calculated as of the end-date of the last quarter for which Consolidated financial statements have been distributed);

          (h) Liens on accounts receivable, inventory or bottles and cases to secure working capital or revolving credit Debt incurred by any Subsidiary of the Guarantor in the ordinary course of business;

          (i) Purchase Money Liens;

          (j) Liens securing only Debt of a Wholly-Owned Subsidiary of the Guarantor (other than Borrower) to the Guarantor or one or more Wholly-Owned Subsidiaries of the Guarantor;

          (k) Liens on any property to secure Debt incurred in connection with the construction, installation or financing of bottling facilities financed through Debt issued by TCCC or any subsidiary of it;

          (l) Liens resulting from the deposit funds or evidences of Debt in trust for the purpose of defeasing Debt of the Guarantor or any of its Subsidiaries;

          (m) legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment);

          (n) rights of a common owner of any interest in property held by such Person;

          (o) Liens on property or shares of stock of another Person at the time such other person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary of such Person; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

          (p) any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

          (q) Liens in favor of the issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; provided, however, that the obligations in respect of such letters of credit do not constitute Debt;

          (r) Liens arising in connection with Capitalized Leases in an aggregate principal amount not to exceed US $75,000,000 at any time outstanding; and

          (s) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any Debt secured by any Lien referred to in the foregoing clauses (e) through (l); provided, however, that
(i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on or to such property) and (ii) the Debt secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Debt described under clauses(e) through (l) at the time the original Lien became a Permitted Lien under this Agreement and (B) any amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

     1.51 "Person" shall mean any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government (whether foreign, federal, state, country, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof) or any agency or political subdivision thereof or other entity of any kind.

     1.52 "Process Agent" shall have the meaning set forth in Section 9.20 hereof.

     1.53 "Purchase Money Lien" shall mean any Lien on property securing Debt incurred by the Guarantor or any of its Subsidiaries to provide funds for all or any portion of the cost of acquiring, constructing, altering, expanding, improving or repairing such property or assets used in connection with such property.

     1.54 "Reserve Requirements" shall mean the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified at any time during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirements with respect to eurodollar funding (currently referred to as "eurocurrency liabilities") in Regulation D of such Board maintained by a member bank of such system; all as conclusively determined by Bank.

     1.55 "Request for Loan" shall mean a request for loan delivered by Borrower to Bank in the form of Exhibit "B" to this Agreement, pursuant to Sections 2.1 and 2.2 hereof.

     1.56 "Standard & Poor's" shall mean Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

     1.57 "Subsidiary" of any Person shall mean any corporation, partnership, joint venture, trust or estate of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture, or
(c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     1.58 "TCCC" shall mean The Coca-Cola Company, a Delaware corporation, or any successor thereto.

     1.59 "Venezuela" shall mean the Bolivarian Republic of Venezuela.

     1.60 "Voting Stock" shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such a contingency.

     1.61 "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person if all of the common stock or other similar equity ownership interests (but not including preferred stock) in such Subsidiary (other than any directors' qualifying shares or shares issued to Persons to comply with local laws) is owned directly or indirectly by such Person.

2.   TERM CREDIT

     2.1 Commitment. Bank agrees to make the Loan to Borrower in a single advance on the Disbursement Date in the principal amount equal to the Maximum Amount. The Loan shall be evidenced by the Note as hereinafter provided, under which repayments (and prepayments but not readvances of amounts repaid or prepaid) may be made, subject to the terms and conditions of this Agreement.

     2.2 Request for Loan. Borrower shall deliver to Bank by facsimile on the Effective Date a Request for Loan in the form attached hereto as Exhibit "B", which such Request for Loan shall request, authorize and direct Bank to disburse the proceeds of the Loan on the Disbursement Date by crediting the bank account of the Borrower specified therein. Such Request for Loan shall be delivered to Bank by two (2) Business Days prior to the proposed Disbursement Date, and once delivered to Bank, such Request for Loan shall not be revocable. The Request for Loan shall constitute a certification by Borrower as of the date thereof that all of the conditions set forth in Article 4 hereof remain satisfied as of the date of such request and as of the date such Loan is requested to be made.

     2.3 Repayment. The Note, and all principal outstanding thereunder, shall bear interest at its Applicable Interest Rate. The principal evidenced by the Note and all then accrued and unpaid interest thereon shall be due and payable on the Maturity Date. The amount and date of the Loan, the Applicable Interest Rates, the Interest Periods and the amount and date of any repayment shall be noted on Bank's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to record any such information shall not relieve Borrower of its obligations to repay the outstanding principal amount of the Loan, accrued interest thereon, and any other amounts payable by Borrower hereunder in accordance with the terms of this Agreement. All payments by Borrower to Bank under or pursuant to this Agreement or any of the other Credit Documents, whether principal, interest or otherwise, shall be made without setoff, withholding, deduction or counterclaim on the date specified for such payment, in immediately available funds, to Bank at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, United States of America, or at such other place as Bank shall designate.

     2.4 LIBOR-based Rate. Interest on each LIBOR-based Loan shall accrue at the LIBOR-based Rate, and shall be payable on the last day of the Interest Period applicable thereto. Interest accruing at the LIBOR-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

     2.5 Federal Funds-based Rate. In the event that the Federal Funds-based Rate is required to be the Applicable Interest Rate pursuant to Section 2.6, 3.2, or 3.7 hereof, interest on the unpaid balance of the Loan from time to time outstanding shall accrue until paid at a per annum rate equal to the Federal Funds-based Rate, and shall be payable semi-annually on each succeeding November 30 and May 30 (or if such date is not Business Day, then on the first Business Day thereafter). Interest accruing at the Federal Funds-based Rate shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed (including the first day, but not the last day that the Federal Funds-based Rate is applicable), and in such computation, effect shall be given to any change in the Federal Funds-based Rate on the date of each such change.

     2.6 Default Interest. Notwithstanding anything to the contrary set forth in Sections 2.3, 2.4, and 2.5 hereof, in the event that and so long as there exists any default in payment hereunder (including, without limitation, failure to pay indebtedness under the Loan on any accelerated date for payment thereof), (a) interest shall be payable on the principal amount of all LIBOR-based Loans from time to time outstanding at a per annum rate equal to the Applicable Interest Rate for each such Loan plus two percent (2%) per annum for the remainder of the then existing Interest Period applicable thereto, and (b) at all other times when the Federal Funds-based Rate is in effect, interest shall be payable at a per annum rate equal to the Federal Funds-based Rate plus two percent (2%). Any interest accruing under this
Section 2.6 shall be payable upon demand.

          2.7 Prepayments. Borrower may prepay all or part of the outstanding balance of the Loan at any time during any period when it bears interest at the Federal Funds-based Rate. Upon two (2) Business Days prior written notice to Bank, Borrower may prepay all or part of any LIBOR-based Loan, provided that: (a) the amount of any such partial prepayment shall be at least Five Hundred Thousand Dollars ($500,000); and (b) if such prepayment occurs on other than the last day of the Interest Period then in effect, Borrower shall pay accrued interest on the amount prepaid and such other amounts as are required pursuant to Section 3.1 hereof, together with such prepayment. Any amounts prepaid shall not be available for readvance hereunder. Any partial prepayment will be applied to installments due hereunder in the inverse order of maturity.


     2.8 Payments on Non-Business Day. Subject to the definition of "Interest Period" in this Agreement, in the event that any payment of principal, interest, fees or any other amounts payable by Borrower under this Agreement is due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable for any such extension.

     2.9 Receipt of Payments. Any payments hereunder received by Bank after 2:00 p.m. Detroit, Michigan time shall be deemed received by Bank on the next Business Day.

3.   SPECIAL PROVISIONS, CHANGES IN CIRCUMSTANCES AND YIELD PROTECTION

     3.1 Break-Funding Reimbursements/Prepayment Premiums. If Borrower makes any payment of principal with respect to any LIBOR-based Loan on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Borrower fails to borrow any LIBOR-based Loan after notice has been given by Borrower to Bank in accordance with the terms of this Agreement requesting such Loan, Borrower shall reimburse Bank, within thirty (30) days of Bank's demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties (but excluding any loss of anticipated margin over Bank's cost of funds), whether or not Bank shall have funded or committed to fund such Loan. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed or refunded, for the period from the date of such prepayment or of such failure to borrow or refund, through the last day of the relevant Interest Period, at the applicable rate of interest for said Loan provided under this Agreement, over
(b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the relevant interbank market. Calculation of any amounts payable to Bank under this Section 3.1 shall be made as though Bank shall have actually funded or committed to fund the relevant LIBOR-based Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund any LIBOR-based Loan in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this Section. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

     3.2 Illegality. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for Bank (or its LIBOR

Lending Office) to honor its obligations hereunder to make or maintain any LIBOR-based Loan under this Agreement, Bank shall forthwith give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that the circumstance giving rise to such suspension no longer exists (a) the obligation of Bank to maintain the Loan as a LIBOR-based Loan and the right of Borrower to have the Loan maintained as a LIBOR-based Loan shall be suspended, and thereafter, the Federal Funds-based Rate shall be the Applicable Interest Rate, and (b) if Bank may not lawfully continue to maintain a LIBOR-based Loan to the end of the then current Interest Period applicable thereto, the Federal Funds-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period with respect to the Loan. To the extent that doing so will not be, in Bank's sole judgment, disadvantageous to Bank, if doing so will eliminate the need to suspend LIBOR-based Loan availability pursuant to this Section 3.2, Bank will designate a different LIBOR Lending Office for the Loan hereunder.

     3.3 Increased Costs. If as of the Effective Date or if the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

          (a) shall subject Bank (or its LIBOR Lending Office) to any tax, duty or other charge with respect to any Loan, the Note, or any of the indebtedness under this Agreement, or shall change the basis of taxation of payments to Bank (or its LIBOR Lending Office) of the principal of or interest on any Loan, the Note, or any of the indebtedness under this Agreement, or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank's principal executive office or LIBOR Lending Office is located); or

          (b) shall impose, modify or deem applicable any reserve (including, (to the extent not provided elsewhere in this Agreement) without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its LIBOR Lending Office) or shall impose on Bank (or its LIBOR Lending Office) or the foreign exchange and interbank markets any other condition affecting any Loan, the Note, or any indebtedness under this Agreement;

and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Agreement, the Note, or any of the indebtedness hereunder, by an amount deemed by Bank to be material, then Borrower shall pay to Bank, within thirty (30) days of Borrower's receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will reasonably compensate Bank for such increased cost or reduction. Bank will promptly notify Borrower of any event of which it has knowledge which will entitle Bank to compensation pursuant to this Section
3.3. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed to be correct, absent manifest error.

     3.4 Capital Adequacy. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank), and the Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of the Bank hereunder or the making or maintaining the Loan, and such increase has the effect of reducing the rate of return on Bank's (or such controlling corporation's) capital as a consequence of such obligations or the making or maintaining such Loan to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within thirty (30) days of Borrower's receipt of written notice from Bank demanding such compensation, additional amounts sufficient to compensate the Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of Bank hereunder or to the making or maintaining the Loan hereunder or otherwise in respect of any of the indebtedness hereunder. A certificate of Bank setting forth the basis for determining such additional amounts necessary to compensate Bank shall be conclusively presumed correct, absent manifest error. Notwithstanding the foregoing, Borrower shall not be required to compensate Bank pursuant to this Section for any period prior to the ninetieth (90th) day preceding the date of Bank's demand for such compensation.

     3.5 Taxes. All payments to be made by Borrower under this Agreement and the Note shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority of Venezuela or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Borrower is compelled by law to make payment subject to such tax. In such event, Borrower shall:

          (a) pay to the Bank such additional amounts as may be necessary to ensure that the Bank receives a net amount in Dollars equal to the full amount which would have been receivable had payment not been made subject to such tax; and

          (b) remit such tax to the relevant taxing authorities according to applicable law, and send to Bank within forty five (45) days following the date in which such tax is due and payable such certificates or certified receipts as Bank shall reasonable require as proof of the payment by the Borrower of any such taxes.

As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by any governmental authority of Venezuela or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in Dollars or the payment or delivery of funds into or out of any jurisdiction other than the United States of America or to non-Venezuelan residents (whether assessed against Borrower or Bank).

     3.6 Currency Indemnity. The Bank will make all advances and disbursements in Dollars and Borrower is bound to repay the Loan also only and exclusively in Dollars, accordingly, the parties agree that:

          (a) In the event of a judgment or order being rendered by any court or tribunal having jurisdiction thereof, for the payment of any amounts owed to the Bank under this Loan, or for the payment of damages resulting from any breach of this Loan or of the Credit Documents and if such judgment or order is being expressed in a currency other than Dollars ("Judgment Currency"), the Borrower hereby agrees to indemnify and hold harmless the Bank against any deficiency in terms of Dollars in the amount received by the Bank arising out or resulting from any variation in (i) the rate of exchange at which Dollars are converted into the Judgment Currency in such judgment or order and, (ii) the rate of exchange at which the Bank is able to purchase Dollars with the amount of the Judgment Currency actually received by the Bank on the Business Day following such receipt.

          (b) The above indemnity shall constitute a separate and independent obligation of the Borrower from its other obligations assumed hereunder or under the Credit Documents and shall apply irrespective of any indulgence granted by the Bank and no proof or evidence of any actual loss shall be required by the Borrower. The above indemnity shall also apply in the event for any reason the Borrower makes payment to the Bank in a currency other than Dollars.

          (c) The term rate of exchange shall include any premiums, commissions and costs of exchange payable in connection with the purchase of, or conversion into Dollars.

     3.7 Alternative Interest Rate. Notwithstanding anything to the contrary contained herein, if Bank determines that by virtue of circumstances affecting the LIBOR market or in the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) or if the Reserve Requirements are applicable to Bank or for any other reason set forth in this Section 3, adequate and reasonable means do not exist to determine or maintain the LIBOR Rate applicable to the Loan or such event has the effect of reducing the Bank's rate of return, Bank shall notify Borrower that the LIBOR-based Rate shall no longer be the Applicable Interest Rate and Federal Funds-based Rate shall be the Applicable Interest Rate. Thereafter, until it is reasonably determined by Bank and notified to Borrower that such circumstances no longer exist, the right of Borrower to have the Loan maintained at the LIBOR-based Rate shall be suspended and the Federal Funds-based Rate shall be the Applicable Interest Rate on the Loan.

4.   CONDITIONS

         The obligation of Bank to make the Loan pursuant to this Agreement is subject to the following conditions precedent:

     4.1 Execution of this Agreement. Borrower shall have executed and delivered to Bank, or caused to have been executed and delivered to the Bank, this Agreement, the Note as may be necessary to evidence the Loan, the Guaranty and all other applicable Credit Documents, and this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and the Note and other applicable Credit Documents (when executed and delivered to Bank) shall be in full force and effect and binding and enforceable obligations of Borrower and any other Persons who may be parties thereto, except to the extent limited by applicable bankruptcy, insolvency or other insolvency laws.

     4.2 Borrower's Authority Documents. Bank shall have received (i) certified copies of Borrower's articles of incorporation or charter, bylaws and resolution of Borrower's Board of Directors authorizing the Loan, (ii) a resolution of Borrower's shareholders appointing the incumbent Board of Directors and (iii) any other document that Bank in its sole discretion deems necessary to evidence Borrower's authorization of the Loan, in each case in form acceptable to Bank.

     4.3 Guarantor's Authority Documents. Bank shall have received (i) certified copies of Guarantor's articles of incorporation or charter, bylaws and resolution by the appropriate body of Guarantor authorizing the Guaranty,
(ii) a Secretary's certification as to the incumbent Board of Directors of Guarantor and (iii) any other document that Bank in its sole discretion deems necessary to evidence Guarantor's authorization of the Guaranty, in each case in form acceptable to Bank.

     4.4 Certificates. Bank shall have received a Certificate of Secretary or Legal Representative and an Officer's Certificate from each of the Borrower and Guarantor in the forms set forth in Schedule 4.4(A) and 4.4(B), respectively, attached hereto.

     4.5 Licenses, Permits, Etc. Bank shall have received copies of each authorization, license, permit, consent, order or approval of, or registration, declaration or filing with, any governmental authority or any securities exchange or other Person obtained or made by Borrower or Guarantor in connection with the transactions contemplated by this Agreement or the Credit Documents which is material to the financial condition of Borrower or Guarantor, or the conduct of its business or the transactions contemplated hereby.

     4.6 Representations and Warranties. The representations and warranties made by Borrower, and any other Person who is a party to any of the Credit Documents, under this Agreement or any of the Credit Documents, and the representations and warranties of any of the foregoing made to Bank which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith, shall have been true and correct in all material respects when made.

     4.7 Compliance with Certain Documents and Agreements. Each Credit Party and any other Person who is a party to any of the Credit Documents shall have each performed and complied in all material respects with all agreements and conditions contained in the Credit Documents applicable to it which are then in effect.

     4.8 Opinions of Counsel. Each Credit Party shall have furnished Bank respective opinions of counsel to each Credit Party, dated the date hereof, and covering such matters as required by Bank and which are otherwise reasonably satisfactory in form and substance to the Bank. In addition, Bank shall have obtained such other opinions of counsel as it deems necessary in its sole and absolute discretion.

     4.9 No Material Adverse Change; No Default. No Default or Event of Default shall have occurred and be continuing and there shall have been no Material Adverse Effect with respect to the condition (financial or otherwise), properties, business, results or operations of the Credit Parties since the date of the financial statements of Borrower and/or Guarantor mentioned in Section 5.17 hereof.

     4.10 Process Agent Appointment. Bank shall have received (i) with respect to Borrower pursuant to Section 9.20 hereof, evidence from Borrower reasonably satisfactory to Bank that the Process Agent has been duly appointed, and that the Process Agent (as defined herein) has accepted such designation, and (ii) with respect to Guarantor pursuant to Paragraph 14 of the Guaranty, evidence from Guarantor reasonably satisfactory to Bank that the Process Agent (as defined therein) has been duly appointed, and that the Process Agent has accepted such designation.

     4.11 Other Documents and Instruments. Bank shall have received such other instruments and documents (not inconsistent with the terms hereof) as Bank may reasonably request in connection with the making of the Loan hereunder, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Bank.

     4.12 Continuing Conditions. The obligations of Bank to make the Loan under this Agreement shall be subject to the continuing condition that all documents, instruments and agreements executed or submitted pursuant hereto shall be satisfactory in form and substance to Bank; Bank shall have received all information, and such counterpart originals or such certified or other copies of such materials, as Bank and its counsel may reasonably request; and all other legal matters relating to the transactions contemplated by this Agreement (including, without limitation, matters arising from time to time as a result of changes occurring with respect to any statutory, regulatory or decisional law applicable hereto) shall be satisfactory to Bank.

     4.13 Legal Fees. With respect to the Bank's obligation to disburse the proceeds of the Loan in accordance with Sections 2.1 and 2.2 hereof (and not with respect to Bank's obligation to close the Loan), Bank shall have received full payment from Borrower of all legal fees incurred by Bank in connection with the Loan, including but not limited to the legal fees of (i) Miller, Canfield, Paddock and Stone, PLC, (ii) Aleman, Cordero, Galindo & Lee, and
(iii) Rodner, Martinez and Associates.

5.   REPRESENTATIONS AND WARRANTIES

     Each Credit Party represents and warrants, and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement, as follows:

     5.1 Existence; Compliance with Law. Each Credit Party:

          (a) is, as of the Effective Date, and will continue to be (i) a corporation duly organized, validly existing under the laws of the jurisdiction of its incorporation; (ii) duly qualified to do business in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) in compliance with its articles of incorporation, charter, by-laws, and other organizational documents; and (iv) in compliance in all material respects with all applicable provisions of federal, state, local, municipal and other applicable laws and regulations with respect to the jurisdictions in which each Credit Party or any of its Subsidiaries conduct business; and

          (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted; and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or applicable governmental authorities having jurisdiction over such party which are necessary or appropriate for the conduct of its business. As of the Effective Date, each Credit Party has made and will continue to make all filings with any applicable governmental authority that are necessary or appropriate for the conduct of its business and has given and will continue to give all notices to the extent required for the ownership, operation and conduct of its property and business. No Credit Party, or any of its property, has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of such Credit Party's jurisdiction of incorporation.

     5.2 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party: (a) are and will continue to be within such Credit Party's corporate power; (b) have been and will continue to be duly authorized by all necessary or proper corporate and shareholder action; (c) are not and will not be in contravention of any provision of such Credit Party's charter, by-laws or other organizational documents; (d) do not and will not violate any law or regulation, or any order or decree of any court or applicable governmental authority; (e) do not and will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; and (f) do not and will not require the consent or approval of any applicable governmental authority or any other Person. As of the Effective Date, each Loan Document shall have been duly executed and delivered for the benefit of or on behalf of each Credit Party thereto and each such Loan Document shall then be and will continue to be a legal, valid and binding obligation of each Credit Party, to the extent it is a party thereto, enforceable against it in accordance with its terms.

     5.3 Title to Property. Each Credit Party has, good and valid title to all property and assets purported to be owned by it, including those assets identified on the financial statements most recently delivered to and accepted by Bank.

     5.4 Encumbrances. There are no security interests in, liens, mortgages, or other encumbrances on and no financing statements on file with respect to, any of the property or assets of Borrower or any of its Subsidiaries (if any), except as specifically identified on Schedule 1.50(e) hereto.

     5.5 Subsidiaries. Neither Borrower nor Guarantor has any Subsidiaries, except for those listed on the attached Schedule 5.5.

     5.6 Taxes. Each Credit Party has filed, on or before their respective due dates, all federal, state, local and foreign tax returns which are required to be filed by it, or has obtained extensions for filing such tax returns, and is not delinquent in filing such returns in accordance with such extensions, and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by it to the extent such taxes have become due.

     5.7 Enforceability of Agreement and Credit Documents. This Agreement, each of the Credit Documents and all other certificates, agreements and documents executed and delivered by Borrower or the Guarantor under or in connection herewith or therewith have each been duly executed and delivered by their respective duly authorized officers (to the extent applicable) and constitute the valid and binding obligations of Borrower or the Guarantor, as the case may be, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights, generally at the time in effect.

     5.8 Guarantor Credit Agreement. The Guarantor Credit Agreement remains in full force and effect and constitutes the valid and binding obligations of Guarantor, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights, generally at the time in effect.

     5.9 Non-contravention. The execution, delivery and performance of this Agreement and the Credit Documents and any other documents and instruments required under or in connection with this Agreement by Borrower or the Guarantor are not in contravention of the terms of any indenture, agreement or undertaking to which Borrower or the Guarantor, as the case may be, is a party or by which it is bound, including but not limited to Section 5.02(i) of the Guarantor Credit Agreement and any other provision thereof.

     5.10 Actions, Suits or Proceedings. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of Borrower, threatened against or affecting a Credit Party or any properties or rights of a Credit Party which, (i) could have a Material Adverse Effect; (ii) in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document; or (iii) challenges such Credit Party's right, power or competency to enter into or perform its obligations hereunder or under any of the Credit Documents.

     5.11 Compliance with Laws. Each Credit Party and each of their Subsidiaries (if any) has complied with all applicable laws, including, without limitation, Environmental Laws, to the extent that failure to comply could materially interfere with the conduct of the business of such Credit Party or its Subsidiaries (taken as a whole), or could have a Material Adverse Effect upon the financial condition of such Credit Party or its Subsidiaries (taken as a whole), or could have a Material Adverse Effect upon such Credit Party's ability to perform its obligations under this Agreement or any of the Credit Documents or could materially adversely affect the enforceability of this Agreement or any of the other Credit Documents.

     5.12 Consents, Approvals and Filings Etc. Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, environmental agency or regulatory authority or other governmental body or any securities exchange and no material authorization, consent or approval from any other person is required in connection with the execution, delivery and performance of any Credit Documents by each Credit Party. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of each Credit Party, any threatened attack (in any material respect), by appeal or direct proceeding or otherwise.

     5.13 Contracts, Agreements and Leases. No Credit Party and no Subsidiary of a Credit Party is in default in complying with any provision of any material contract, agreement, indenture, lease or instrument to which it is a party or by which it is or those of its properties or assets as are material to the financial condition, operations, business, assets or liability of such Credit Party or any of its Subsidiaries (if any), and, to the best of Borrower's knowledge, each such contract, commitment, undertaking, agreement, indenture and instrument is in full force and effect and is valid and legally binding.

     5.14 No Margin Stock. No Credit Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of the Loan or other indebtedness hereunder will be used, directly or indirectly, to purchase or carry any margin stock or made available by a Credit Party in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock, or otherwise used or made available for any other purpose which might violate the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

     5.15 Hazardous Materials.

          (a) No Credit Party has used Hazardous Materials on or affecting any real property owned or operated by (collectively and singularly the "Premises") in any manner which violates any Environmental Laws, and, to the best of each Credit Party's knowledge, no prior owner of the Premises or any current or prior occupant has used Hazardous Materials on or affecting the Premises in any manner which violates any Environmental Laws. Each Credit Party covenants and agrees that neither it, nor any occupant of any of the Premises shall use, introduce or maintain Hazardous Materials on the Premises in any manner, unless done in strict compliance with all Environmental Laws.

          (b) Each Credit Party shall defend, indemnify and hold harmless Bank, its employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting the Premises or the soil, water, vegetation, buildings, personal property, persons or animals thereon, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit brought or threatened, settlement reached or governmental order relating to such Hazardous Materials, (iv) the cost of removal of all such Hazardous Materials from all or any portions of the Premises, (v) taking necessary precautions to protect against the release of Hazardous Materials on or affecting the Premises, (vi) complying with all Environmental Laws, and/or
(vii) any violation of Environmental Laws or requirements of Bank, which are based upon or in any way related to such Hazardous Materials, including, without limitation, reasonable attorneys' and consultants' fees (said attorneys and consultants to be selected by Bank), investigation and laboratory fees, environmental studies required by Bank (whether prior to foreclosure or otherwise), and court costs and litigation expenses. Upon request of Bank, a Credit Party shall execute, a separate indemnity covering the same matters set forth herein.

          (c) No Credit Party has received any notice ("Environmental Complaint") of any violations of Environmental Laws (and, within five (5) days of receipt of any Environmental Complaint arising hereafter, such party shall give Bank a copy thereof), and to the best of each Creditor Party's knowledge, there have been no actions commenced or threatened by any party for noncompliance by a Credit Party with any Environmental Laws.

          (d) The provisions of this Section 5.15 shall be in addition to any and all other obligations and liabilities a Credit Party may have to Bank at common law or pursuant to any other agreement and, notwithstanding anything contained herein to the contrary, shall survive (i) the repayment of all sums due under the Note and the other Credit Documents and the repayment of all other indebtedness hereunder, and (ii) the satisfaction of all of the other obligations of such Credit Party hereunder and under the other Credit Documents.

     5.16 Labor Disputes and Casualties. Labor Matters. Except as set forth on
Schedule 5.16 hereto, as of the Effective Date, there are no strikes or other labor disputes against any Credit Party that are pending or, to any Credit Party's knowledge, threatened. All payments due from any Credit Party on account of employee health and welfare insurance have been and will continue to be paid or accrued as a liability on the books of such Credit Party. As of the Effective Date (a) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (b) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board or any analogous organization in Venezuela, Panama or any other jurisdiction wherein any Credit Party or Subsidiary thereof is incorporated or conducts business and (c) no labor organization or group of employees of any Credit Party has pending any demand for recognition, and each Credit Party shall give to Bank prompt written notice of any of the foregoing occurring after the Effective Date.

     5.17 Accuracy of Information. The Consolidated and non-Consolidated financial statements of the respective Credit Parties dated December 31, 2000, previously furnished to Bank by such Credit Parties, are complete and correct in all material respects and fairly present the financial condition of such Credit Party, and the results of its operations for the periods covered thereby; and since the date of said financial statements, there has been no material adverse change in the financial condition of such Credit Party and its Subsidiaries (taken as a whole).

     5.18 Solvency. Each Credit Party and each of its Subsidiaries (if any) is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and no Credit Party and no Subsidiary of a Credit Party (if any) will be rendered insolvent, under-capitalized or unable to pay debts generally as they become due by the execution or performance of this Agreement, or any of the other Credit Documents to which it is party.

     5.19 Material Adverse Change. Between the date of each Credit Party's most recently audited or unaudited financial statements, as the case may be, delivered to Bank and the Effective Date: (a) such Credit Party has not incurred any obligations, contingent or non-contingent liabilities, or other charges, long-term leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of such Credit Party delivered to Bank and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from any projections of a Credit Party delivered to Bank at or prior to the date of this Agreement; (c) no contract, lease, agreement or other instrument to which such Credit Party has become a party or by which it or any of its properties or assets is bound or affected, and no provision of applicable law or governmental regulation has had or could reasonably be expected to have a Material Adverse Effect; (d) such Credit Party is not in default, and to its knowledge, no third party is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (e) no event has occurred, and such Credit Party will not permit or suffer to occur any event or events, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.   AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that it will, and it will cause each of its Subsidiaries (if any) to, so long as Bank is committed to make the Loan pursuant to this Agreement, and thereafter, so long as any indebtedness remains outstanding under or pursuant to this Agreement or the Note:

     6.1 Authentication by Notary Public. With fifteen (15) Business Days after the Effective Date, each Credit Party shall cause each of this Agreement, the Note and the Guaranty to be authenticated (a) by a Panamanian Consul who is a Notary Public of Panama or (b) by use of an Apostille pursuant to the 1969 Hague Convention abolishing the requirement of legalization of foreign public documents.

     6.2 Preservation of Existence Etc. Each Credit Party shall preserve and maintain its existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties; at all times maintain, preserve and protect all of its franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition (ordinary wear and tear exempted); and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times provided, however, that no Credit Party will be prevented by this covenant from discontinuing those operations or disposing of or suspending the maintenance of those properties which, in the reasonable judgment of such Credit Party, is no longer necessary or useful in the conduct of such Credit Party's business.

     6.3 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP; and permit Bank, or its representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers, employees, directors and independent certified public accountants, and by this provision, each Credit Party authorizes such officers, employees, directors and accountants to discuss the finances and affairs of such Credit Party and examine any of its books and other corporate records, subject only to reasonable security and confidentiality procedures and provided that such requests and visitations shall be related to and limited to matters relevant to this Agreement and the transactions contemplated hereunder and shall not unreasonably interfere with or interrupt operations of any Credit Party or its Subsidiaries.

     6.4 Reporting Requirements. Furnish Bank with:

          (a) as soon as possible, and in any event within five (5) calendar days after becoming aware of the occurrence or existence of each Default or Event of Default hereunder or under the Guarantor Credit Agreement or any material adverse change in the financial condition of any Credit Party or its Subsidiaries (taken as a whole), a written statement of the chief financial officer of relevant Credit Party (or in his or her absence, a responsible senior officer of such Credit Party) setting forth details of such Default, Event of Default or change, and the action which the Credit Party has taken or has caused to be taken or proposes to take or to cause to be taken with respect thereto;

          (b) as soon as available, and in any event within one hundred twenty
(120) days after and as of the end of each of Borrower's fiscal years, detailed Consolidated and consolidating audit reports of Borrower (as appropriate) certified to by nationally or internationally recognized certified public accountants or other certified public accountants satisfactory to Bank;

          (c) as soon as available, and in any event within one hundred twenty
(120) days after and as of the end of each of Guarantor's fiscal years, detailed Consolidated and consolidating audit reports of Guarantor (as appropriate) certified to by nationally or internationally recognized certified public accountants or other certified public accountants satisfactory to Bank;

          (d) as soon as available, and in any event within one hundred twenty
(120) days after and as of the end of each of Guarantor's fiscal years, detailed non-Consolidated balance sheets and statements of profit and surplus reconciliation and statements of cash flows of Guarantor certified by the chief financial officer, controller or chief accounting officer of Guarantor, respectively as to consistency with prior financial reports (without notes) and accounting periods, accuracy and fairness of presentation, in form satisfactory to Bank;

          (e) as soon as available, and in any event within ninety (90) days after and as of the end of each fiscal quarter, including the last quarter of each of their fiscal years, (i) in the case of each of Borrower and Guarantor, Consolidated and consolidating balance sheets and statements of profit and surplus reconciliation and statements of cash flows of each of Borrower and Guarantor (as appropriate), (ii) in the case of Guarantor only, non-Consolidated balance sheets and statements of profit and surplus reconciliation and a statement of cash flows of Guarantor; in all cases certified by the chief financial officer, controller or chief accounting officer of each of Borrower and Guarantor (as appropriate), respectively as to consistency with prior financial reports (without notes) and accounting periods, accuracy and fairness of presentation, in form satisfactory to Bank;

          (f) together with delivery of the financial reports required under clauses (b) through (e) above, covenant compliance certificates in the form as set forth in Schedule 6.4(f) attached hereto, certified to Bank by the chief financial officer of Borrower and Guarantor showing, in detail satisfactory to Bank, a calculation of the covenants set forth in Sections 7.4 and 8.1(k) hereof;

          (g) promptly, and in form to be reasonably satisfactory to the Bank, such other information as Bank may request from time to time.

     6.5 Compliance with Leases. Comply, in all material respects, with all terms and conditions of any leases covering any premises or property (real or personal) used by each Credit Party in the conduct of its businesses, and any material orders, ordinances, laws or statutes of any city, state or other governmental department having jurisdiction with respect to such premises or property, or the conduct of business thereon.

     6.6 Indemnification. Indemnify and save Bank harmless from all losses, costs, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, incurred by Bank by reason of any Default or Event of Default hereunder, or its enforcing the obligations of Borrower or any other Person under this Agreement or the Credit Documents.

     6.7 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance by each Credit Party, of this Agreement, the Credit

Documents, or any other documents or instruments to be executed and/or delivered by such Credit Party in connection therewith or herewith and all of the obligations performed or contemplated to be performed, and material transactions consummated or to be consummated thereunder.

     6.8 Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate.

     6.9 Maintenance of Process Agent. For so long as the obligations and indebtedness of any Credit Party hereunder have not been satisfied, each Credit Party shall establish and maintain the Process Agent.

     6.10 Pari Passu. The respective obligations of the Credit Parties under this Agreement, the Note and/or the Guaranty, as the case may be, shall rank at least pari passu with all other present and future unsecured and unsubordinated indebtedness or obligations of such Credit Parties.

     6.11 Conduct of Business. Each Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain and preserve such Credit Party's property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

7.   NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as Bank is committed to make the Loan, and thereafter, so long as any indebtedness remains outstanding under or pursuant to this Agreement or the Note, it will not and it will not permit any of its respective Subsidiaries (if any) to, without Bank's prior consent:

     7.1 Capital Structure, Business Objects or Purpose. Purchase, acquire or redeem any of its capital stock, or enter into any reorganization or recapitalization or reclassify its capital stock, or make any material change in its general business objects or purpose.

     7.2 Mergers, Etc. Merge with or into or consolidate with or into any Person, or permit any of its Subsidiaries to do so, unless: (i) either (a) such merger or consolidation is between any of the Guarantor's or the Borrower's Subsidiaries and any of the Guarantor's or the Borrower's other Subsidiaries, (b) the Guarantor or the Borrower shall be the continuing Person in the case of a merger or (c) the resulting or surviving Person if other than the Guarantor or the Borrower (the "Successor Company") shall expressly assume, by a written agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Bank, all the obligations of the Guarantor and the Borrower under the Credit Documents; (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary of the Guarantor or the Borrower or the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default would occur or be continuing and the Guarantor or the Borrower shall have delivered to the Bank an officer's certificate to that effect; and (iii) except in the case of any merger or consolidation under clause (i)(a) above:
(A) the Guarantor or the Borrower (as applicable) shall have delivered to the Bank an officer's certificate and an opinion of counsel, each stating that such consolidation or merger and such written agreement comply with the Credit Documents and, if such consolidation or merger results in a Successor Company, that such written agreement constitutes the legal, valid and binding obligation of the Successor Company, enforceable against such entity in accordance with its terms, subject to customary exceptions, and (B) at least (solely in the case of the Guarantor) any two of Standard & Poor's, Moody's or DCR shall have notified the Bank in writing that the proposed merger or consolidation will not result in a withdrawal or reduction of its credit rating of the Guarantor below the lower of the then existing rating thereof.

     7.3 Guarantor's Liens, Etc. With respect to Guarantor only, create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties and assets of any character (including, without limitation, accounts and capital stock) whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any accounts or other rights to receive revenues, excluding, however, from the operation of the foregoing restrictions:

          (i) Permitted Liens; and

          (ii) Liens securing Debt if, after giving pro forma effect to the incurrence of such Debt (and the receipt and application of the proceeds thereof) or the securing of outstanding Debt, the sum of (without duplication) all Debt of the Guarantor and its Subsidiaries secured by Liens (other than Permitted Liens), at the time of determination would not exceed 10% of Consolidated Tangible Net Assets of the Guarantor.

     7.4 Indebtedness. With respect to Borrower and its Subsidiaries only, become or remain primarily or secondarily obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property or assets in aggregate amount at any time outstanding exceeding Two Hundred Million Dollars ($200,000,000).

     7.5 Transactions with Affiliates. Enter into any transaction with any stockholders, officers, employees, partners or Affiliates of any Credit Party, other than on an arm's length basis.

     7.6 Defaults on Other Obligations. Fail to perform, observe or comply duly with any covenant, agreement or other obligation to be performed, observed or complied with by any Credit Party, subject to any grace periods provided therein, which failure shall have a Material Adverse Effect on any Credit Party and its Subsidiaries (taken as a whole) or on its ability to pay or perform its obligations under or with respect to any of the Debt.

     7.7 Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

8.   EVENTS OF DEFAULT

     8.1 The occurrence or existence and continuation of any of the following conditions or events beyond the period for cure (if any) set forth below shall constitute an "Event of Default" under this Agreement:

          (a) non-payment of the principal due to the Bank under the terms of this Agreement or any Note when due in accordance with the terms hereof or thereof (including without limitation, on any accelerated date for payment thereof);

          (b) except as provided in clause (a) above, non-payment of interest or other sums due to Bank under the terms of this Agreement or any Note when due in accordance with the terms hereof or thereof and continuation of such event for three (3) days;

          (c) default in the observance or performance of any of the conditions, covenants or agreements of a Credit Party set forth in Section 6.1 (with respect to the existence of a Credit Party), or Article 7 hereof;

          (d) default in the observance or performance of any of the other conditions, covenants or agreements of a Credit Party set forth in this Agreement (other than as set forth in (a) through (c) above) or any other Loan Document and continuance thereof for a period of ten (10) days after the earlier of (i) a Credit Party's actual knowledge thereof or (ii) Bank's notice to Borrower thereof;

          (e) any representation or warranty made by a Credit Party herein or by any other Person in any other Credit Documents shall be untrue in any material respect when made or deemed made and such circumstance if capable of being remedied is not in fact remedied without ten (10) days after the earlier of (i) a Credit Party's actual knowledge thereof or (ii) notice thereof is given by Bank to Borrower;

          (f) any default or event of default (subject to any grace period provided therefor), as the case may be, in the observance or performance of any of the conditions, covenants or agreements of a Credit Party, including but not limited to the Guarantor Credit Agreement, and continuation of such default or event of default beyond any applicable period of grace specified in any such document and, to the extent such default or event of default is not in respect of payment obligations of Guarantor thereunder, such default being incapable of being remedied or, if capable of being remedied, not in fact being remedied for forty-five (45) days after a responsible officer of the defaulting party obtains knowledge of such default;

          (g) any default in the payment of any other Debt of a Credit Party in excess of the aggregate principal amount $20,000,000 or the equivalent thereof in any other currency or currencies, or any event shall occur or conditions shall exist in respect of such Debt under any evidence of any such Debt or under any mortgage, indenture or other agreement relating thereto, the effect of which is to cause such Debt to become due (whether by acceleration or otherwise) prior to its stated maturity;

          (h) the rendering of one or more judgments or decrees against a Credit Party for the payment of money or the attachment or filing of any lien or charge against a Credit Party or any of its property in excess of $20,000,000, and such judgment(s), decree(s), lien(s) or charge(s) shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise or not discharged or released for a period of sixty (60) consecutive days, after date of entry, filing or attachment;

          (i) the occurrence of any Change of Control;

          (j) if a creditors' committee shall have been appointed for the business of Borrower or Guarantor; or if Borrower or Guarantor shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition for bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver, trustee or custodian for any of its property or assets; or such creditors committee, receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Borrower or Guarantor), and such receiver, trustee or custodian so appointed shall not have been discharged within sixty (60) days after the date of such appointment, or if an order for relief or otherwise approving any petition for reorganization of Borrower or Guarantor, shall be entered and shall not be dismissed or stayed within sixty (60) days from the date of entry;

          (k) at any time, as determined with respect to Guarantor, on a Consolidated basis,

               (i) the Interest Coverage Ratio (calculated as of the last day of each fiscal quarter or year, as reflected in the quarterly or annual financial statements for such fiscal quarter or year, for the twelve-month period ending on the relevant date of determination) is less than 2.75:1; and

               (ii) the Consolidated Net Worth is less than (i) U.S. 1,050,000,000 during the 2001 calendar year, (ii) U.S. $1,150,000,000 during the 2002 calendar year, and (iii) U.S. $1,250,000,000 during the 2003 calendar year.

          (l) the occurrence of any Event of Default under the Guarantor Credit Agreement;

          (m) should there occur a Material Adverse Effect with respect to a Credit Party.

     8.2 Remedies. Upon the occurrence and during the continuation of any Event of Default, unless such Event of Default is remedied or cured to the satisfaction of Bank, Bank may give notice to Borrower declaring all outstanding indebtedness hereunder to be due and payable in full, whereupon all indebtedness hereunder shall immediately become due and payable without further notice or demand, as the case may be. Notwithstanding the foregoing, in the case of an Event of Default under Section 8.1(j) hereof, and notwithstanding the lack of any notice, demand or declaration by Bank, the entire unpaid indebtedness hereunder shall become automatically due and payable in full, without any requirement of notice or demand by Bank upon Borrower, each of which are hereby expressly waived by Borrower. The right of Bank to accelerate indebtedness shall expire with respect to any particular Event of Default of which Bank has been given actual notice, if such Event of Default is cured prior to Bank's exercise of such right to terminate and/or accelerate.

     8.3 Setoff. During the continuance of any Event of Default hereunder, Bank may, in accordance with any applicable requirements of law, during any period when an uncured Event of Default is existing, setoff and apply against the indebtedness (whether or not then due), any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or for the account of a Credit Party and any property at the time in possession or control of Bank, irrespective of whether or not Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured.

     8.4 Waiver of Defaults. No Default or Event of Default shall be waived by Bank except in a written instrument specifying the scope and terms of such waiver and signed by an authorized officer of Bank and shall be effective only for the specific time and purpose given. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Bank's rights. No waiver of any Default or Event of Default shall extend to any other or further Default or Event of Default. No forbearance on the part of Bank in enforcing any of Bank's rights or remedies hereunder or any of the other Credit Documents shall constitute a waiver of any of its rights or remedies. Borrower expressly agrees that this Section 8.4 may not be waived or modified by Bank by course of performance, estoppel or otherwise.

9.   MISCELLANEOUS

     9.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP. Furthermore, all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

     9.2 Interest. In the event the obligation of Borrower to pay interest on the principal balance of any Note is or becomes in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable hereunder shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     9.3 Binding Effect; Assignment. This Agreement shall become effective when it shall have been executed by Borrower, Guarantor and Bank, and thereafter shall be binding upon and inure to the benefit of Borrower, Guarantor and Bank and their respective successors and assigns, except that Borrower and Guarantor shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of Bank.

     9.4 Governing Law.

          (a) This Agreement and the Note shall be governed by the laws of the state of Michigan, United States of America, and for all purposes shall be construed in accordance with the laws of said state;

          (b) Any suit, action or proceeding with respect to this Agreement or the Note or any judgement entered by any court in respect thereof may be brought in the United States Courts for the Eastern District of Michigan or in the courts of the State of Michigan, or in any other court having jurisdiction over the subject matter, as the Bank in its sole discretion may elect. Each of the parties hereto hereby submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgement (and waives for such purpose any other preferential jurisdiction by reason of its present of future domicile or otherwise). The Credit Parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the Note brought in any such court as being brought in an inconvenient forum. To the extent that a Credit Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Credit Party hereby irrevocably waives such immunity in respect of its obligations under this Agreement or the Note.

     9.5 Costs and Expenses. Borrower shall pay Bank, promptly, all reasonable and documented costs and expenses incurred by Bank in connection with this Agreement, the Credit Documents and the indebtedness, hereunder and the consummation and the closing of the loans and transactions contemplated hereby, including, by way of description and not limitation, attorneys' fees and advances, appraisal and accounting fees, title and lien search fees. All costs, including, without limitation, attorneys' fees and costs and expenses to any environmental consultants retained by Bank hereunder, incurred by Bank hereunder or in perfecting, revising, protecting or enforcing any of its rights against Borrower, or incurred by Bank in connection with any Default or Event of Default or the enforcement of the indebtedness hereunder, including by way of description and not limitation, (a) such charges in any court or bankruptcy proceedings or (b) arising out of any claim or action by any person against Bank which would not have been asserted were it not for Bank's lending relationship with any Credit Party hereunder or otherwise, shall also be promptly paid by Borrower to Bank . If not promptly paid, all of such costs, expenses and other sums payable by Borrower to Bank under this Section 9.5 shall bear interest at the highest per annum interest rate applicable to the Loan at such time.

     9.6 Notices. All notices and other communications provided for herein or in any document contemplated hereby, given hereunder or required by law to be given, shall be in writing (unless expressly provided to the contrary). Subject to Section 9.20, if personally delivered or delivered by facsimile transmission, such notices shall be effective when delivered or transmitted, and in the case of courier, such notices shall be effective four (4) Business Days after sending by international courier service, in each case addressed to the parties as set forth on the signature page of this Agreement, or to such other address as a party shall have designated to the other in writing in accordance with this Section. The giving of at least five (5) days' notice before Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require Bank to give five (5) days' notice or any notice if not specifically required in this Agreement. If any legal proceeding arises or is initiated by Bank in connection with this Agreement, the Note, or the Guaranty, then all notices and other communications shall be delivered to the Process Agent.

     9.7 Further Action. Each Credit Party, from time to time, upon written request of Bank, will promptly make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and promptly take all such further action as may be reasonably required to carry out the intent and purpose of this Agreement.

     9.8 Successors and Assigns; Participations. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Guarantor and Bank and their respective successors and assigns. The foregoing shall not authorize any assignment or transfer by Borrower of its rights or duties hereunder, and such assignments or transfers being expressly prohibited. Bank may assign, whether by assignment, participation or otherwise, its rights and obligations hereunder, and is hereby authorized to disclose (subject to reasonable security and confidentiality procedures) to any such assignee or participant any financial or other information in its knowledge or possession regarding Borrower, or the indebtedness hereunder. Notwithstanding the foregoing, (i) in connection with any participation granted by Bank, Bank shall remain primarily obligated to Borrower hereunder and Borrower shall be entitled to deal directly with Bank with respect to all matters related hereto, and (ii) Bank shall provide written notice of such participation to Borrower. In the event of any assignment made or participation granted by Bank under this Agreement, neither the Borrower nor Guarantor shall be required to indemnify, or pay additional amounts to, any such assignee or participant in excess of the amount that would have been payable under this Agreement had no such assignment occurred or participation granted.

     9.9 Indulgence. No delay or failure of Bank in exercising any right, power or privilege hereunder or under any of the Credit Documents shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Bank hereunder are cumulative and are not exclusive of any rights or remedies of Bank.

     9.10 Counterparts. This Agreement may be executed in several counterparts, and each copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

     9.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     9.12 Severability. In case any one or more of the obligations of any Credit Party or any party to this Agreement, the Note or any of the other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Credit Party or such other party shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of such Credit Party or such other party under this Agreement, the Note or any of the other Credit Documents in any other jurisdiction.

     9.13 Headings and Construction of Terms. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof. Where the context herein requires, the singular number shall include the plural, and any gender shall include any other gender.

     9.14 Construction of Certain Provisions. If any provision of this Agreement or any of the Credit Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     9.15 Independence of Covenants. Each covenant hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of any Default or Event of Default.

     9.16 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Credit Party or any other Person who is a party to any of the Credit Documents made herein or in any of the Credit Documents or in any certificate, report, financial statement or other document furnished by or on behalf of Borrower in connection with this Agreement or any of the Credit Documents shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by Bank or on Bank's behalf.

     9.17 WAIVER OF JURY TRIAL. BANK AND EACH CREDIT PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN

MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR EACH CREDIT PARTY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

     9.18 Complete Agreement; Conflicts. This Agreement, the other Credit Documents, any agreements certificates, or other documents given in connection with the Loan and any commitment letter previously issued by Bank with respect thereto contain the entire agreement of the parties thereto, and none of the parties shall be bound by anything not expressly in writing. In the event that and to the extent that any of the terms, conditions or provisions of any of the other Credit Documents are inconsistent with or in conflict with any of the terms, conditions or provisions of this Agreement, the applicable terms, conditions and provisions of this Agreement shall govern and control.

     9.19 Confidentiality. Bank agrees that all non-public information made available by Credit Parties to it pursuant to this Agreement and the Credit Documents shall (except to the extent required by legal, regulatory authority or government process) be held in confidence by Bank except to the extent use and or disclosure is necessary in connection with or enforcement of indebtedness.

     9.20 Service of Process. Borrower hereby irrevocably designates The Corporation Company (the "Process Agent"), having its registered domicile at 30600 Telegraph Road, Bingham Farms, Michigan 48025, as agent to receive, for and on behalf of the Borrower, service of process in the State of Michigan and absolutely and in connection therewith, irrevocably appoints the Process Agent as its true and lawful attorney-in-fact, in its name and stead to receive such process. Borrower shall deliver to Bank evidence reasonably satisfactory to Bank that the Process Agent has been duly appointed, and that the Process Agent has accepted such designation. Service upon the Borrower shall, for purposes of preserving the Bank's right to bring an action or proceeding or enforcing a judgment in connection with the Credit Documents in any court within Venezuela, be deemed complete upon personal delivery of service to the Process Agent, otherwise and for all other purposes, service upon the Borrower will be deemed complete upon delivery of the summons and complaint in accordance with Section 9.6. The Borrower shall continue said appointment of Process Agent in full force and effect or appoint another agent so that the Borrower will at all times have an agent for service of process for the above purposes in Bingham Farms, Michigan or Detroit, Michigan. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by any method described in Section 9.6, such service of process to be effective upon receipt of such registered mail. Nothing herein shall affect the right of the Borrower or the Bank to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against Borrower in the State of Michigan of the United States of America, Venezuela, or any other jurisdiction in which Borrower may be subject to suit. The Borrower shall pay to Process Agent such compensation as shall be required to be paid to Process Agent for its services hereunder. In the event of the transfer of all or substantially all of the assets and business of Process Agent to any other corporation, by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for Process Agent with the same effect as if named herein in place of The Corporation Company.

                      [signatures on the following page]

     WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                          PANAMCO DE VENEZUELA, S.A.



By:                                    By:
   --------------------------------        -------------------------------

Its:                                   Its:
    -------------------------------        -------------------------------


MC3330
One Detroit Center                     4 Transversal De Los Cortijos De Lourdes
500 Woodward Avenue                    Edifico Panamco De Venezuela
Detroit, Michigan 48226                Caracas, Venezuela
Attn: Robert Hurley                    Attn: Chief Financial Officer
Telephone: (313)222-8632               Telephone: 011-58212-2036272
Facsimile: (313)222-7421               Facsimile: 011-58212-2036169


                                ACKNOWLEDGEMENT

The undersigned is a signatory to this Agreement in its capacity as a Credit Party and not as a Borrower. The undersigned, who also is Guarantor, hereby:
(i) acknowledges and consents to the execution, delivery and performance of this Agreement; (ii) confirms the truth and validity of the representations and warranties set forth herein, to the extent such representations an warranties pertain to the undersigned, and (iii) ratifies and agrees to perform the covenants and agreements set forth in this Agreement, to the extent such covenants and agreements specifically pertain to the undersigned.

PANAMERICAN BEVERAGES, INC.


By:
   -------------------------------

Its:
    ------------------------------

Torre Dresdner Bank
7th Floor, Calle 50
Panama City, Republic of Panama
Attn: Chief Financial Officer
Telephone: (507)223-8308
Facsimile: (507)223-8723

                               SCHEDULE 1.50(E)



                                EXISTING LIENS



     As of May 30, 2001, the existing liens of the Guarantor and its Subsidiaries are the following:

Panamerican Beverages, Inc.:  None

Spal Industria Brasileira de Bebidas S/A (Brazilian Operation):

Bank                               Lien                        Amount US$(000)
----                               ----                        ---------------

Pontual                            Mortgage                           6,189

BMC                                Mortgage                           4,574

Unibanco                           Mortgage                          14,530

Banco United                       Mortgage                           1,614

Banco Itau                         Pledge on Machinery                1,521

Total:  US$28,428,000



Panamco Mexico (Mexican Operation):

Bank                               Lien                        Amount US$(000)
----                               ----                        ---------------


Bancomer                           Pledge on Machinery                   43

Bancomer                           Pledge on Machinery                  147

Total:  US$190,000



Panamco Indega (Colombian Operation):  None



Panamco Tica (Costa Rican Operation):

Bank                               Lien                        Amount US$(000)
----                               ----                        ---------------


Bancrecen                          Pledge on Machinery                1,616

Total:  US$1,616,000

Panamco Venezuela (Venezuelan Operation):  None

Panamco Nicaragua (Nicaraguan Operation):

Bank                               Lien                        Amount US$(000)
----                               ----                        ---------------

Coca Cola Financial Corporation    Pledge on Coolers                    473

Total:  US$473,000



Embotelladora Central (Guatemalan Operations):

Bank                               Lien                        Amount US$(000)
----                               ----                        ---------------

Banco Industrial                   Pledge on Machinery                  194

Total:  US$194,000

                                  EXHIBIT "A"

                               FORM OF TERM NOTE

                               [TO BE INSERTED]

                                  EXHIBIT "B"

                               REQUEST FOR LOAN


Pursuant to the Term Credit Agreement dated May 30, 2001 ("Agreement"), the undersigned hereby requests, authorizes and directs COMERICA BANK to make disburse the proceeds of the Loan to the undersigned on ______________, 2001 in the amount of _______________________________ DOLLARS ($__________________)
under the Note.


The undersigned hereby requests, authorizes and directs COMERICA BANK to disburse such proceeds by crediting the account of the undersigned at Bank of America, N.A., whose address is One World Trade Center, New York, New York, 10048-1191, in the account under the name of Panamco de Venezuela, S.A., account no. 6550-9-51231, ABA no. 026-009593, or by such other means as directed by the undersigned in writing to Bank.

The undersigned certifies that no Event of Default or any condition or event which, with the giving of notice of the running time, or both, would constitute an Event of Default, has occurred and is continuing under the Note or Agreement, and none will exist upon the making of the Advance requested hereunder. The undersigned further certifies that upon advancing the sum requested hereunder, the aggregate principal amount outstanding under the Note will not exceed the lesser of the Revolving Maximum or the Formula.

The undersigned hereby authorizes said Bank to disburse the proceeds of this Request for Advance by crediting the account of the undersigned with Bank separately designated by the undersigned or as the undersigned may otherwise direct, unless this Request for Advance is being submitted for a conversion or refunding, in which case it shall refund or convert that portion stated above of the existing outstanding under the Note.

Capitalized terms used herein have meanings given them in the Agreement.

Dated this _____ day of ____________________, 2001.

                                    PANAMCO DE VENEZUELA, S.A.


                                    By:
                                       -----------------------------------

                                    Its:
                                       -----------------------------------

                               SCHEDULE 4.4 (A)


             FORM OF CERTIFICATE OF SECRETARY/LEGAL REPRESENTATIVE

I, _____________________________, Secretary of [Applicable Credit Party], a corporation duly organized and validly existing under the laws of _______________________________ (the "_____________" [Applicable Credit
Party]), hereby certify that:

     1. I certify that attached hereto as Exhibit A are true, correct and complete copies of the articles of incorporation/charter and bylaws of ___________________________ [Applicable Credit Party], which remain in full force and effect and have not been amended, rescinded or repealed in any respect;

     2. I certify that attached hereto as Exhibit B is a true, correct and complete copy of the shareholder's resolution of ___________________________ [Applicable Credit Party], which such resolutions appoint the incumbent Board of Directors of ___________________________ [Applicable Credit Party], and which such resolutions remain in full force and effect and have not been amended, rescinded or repealed in any respect;

     3. (a) I certify that attached hereto as Exhibit C is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of ___________________________[Applicable Credit Party] at a meeting duly called and held on ____________________, 2001 (the "Resolutions"), approving the transactions contemplated in the Credit Documents to which ________________________ [Applicable Credit Party] is a party or is to be a party, for purposes of authorizing execution of the Credit Documents. At the meeting of the Board of Directors a quorum was present and acting throughout;

          (b) I further certify that Resolutions attached hereto shall continue in full force and effect, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on such Resolutions);

          (c) I further certify that the Resolutions are in full force and effect as of the date of this Certificate; that such Resolutions have been properly noted in the corporate books and records and have not been rescinded, annulled, revoked or modified; that neither the Resolutions nor any actions to be taken pursuant to them are or will be in violation of any provision of the articles of incorporation or charter or bylaws of ________________________ [Applicable Credit Party] or of any agreement, or other instrument to which ________________________ [Applicable Credit Party] is a party or by which it is bound; and that neither the articles of incorporation (or charter) nor bylaws of ________________________ [Applicable Credit Party] nor any agreement or other instrument to which ___________________________ [Applicable Credit Party]is a party or by which it is bound require the vote or consent of shareholders of ___________________________ [Applicable Credit Party] to authorize any act, matter or thing described in the Resolutions;

          (d) I further certify that any and all agreements, instruments and documents previously executed, and acts and things previously done, to carry out the purposes of the Resolutions are ratified, confirmed and approved as the act or acts of ___________________________ [Applicable Credit Party];

          (e) I further certify that with the exception of Resolutions, no other corporate action by ___________________________ [Applicable Credit Party] is necessary in connection with any of the Credit Documents to which ___________________________ [Applicable Credit Party] is a party or in connection with the transactions contemplated thereby;

     4. I certify that the persons named below are duly qualified and acting officers of ______________________ [Applicable Credit Party]; that any one (1) of such persons, acting together has sufficient authority to sign, execute and deliver on behalf of the ___________________________ [Applicable Credit Party] each of the Credit Documents; that each such Person has been duly elected to the indicated office; that set forth opposite each such Person's name is his or her true and genuine signature; that Bank may consider the holders of such offices and their signatures to be and continue to be as set forth herein, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance hereon):



Name                        Office                  Signature
-------------------------   ---------------------   --------------------------
-------------------------   ---------------------   --------------------------
Capitalized terms used, but not defined herein have the meanings ascribed to them in the Term Credit Agreement, dated as of May 30, 2001, among PANAMCO DE VENEZUELA, S.A. and COMERICA BANK.

IN WITNESS WHEREOF, I have hereunto signed by name.

                                        --------------------------------------

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
Dated: May 30, 2001                     Title: Secretary/Legal Representative

I, ______________________, the duly elected, qualified and acting
_______________ of the _______________ [Applicable Credit Party], hereby certify that _________________________ is the duly, qualified and acting Secretary/Legal Representative of the Borrower and that the signature appearing above is his true and genuine signature.


                                        --------------------------------------

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Its:
                                            ----------------------------------

Dated: May 30, 2001

                                SCHEDULE 4.4(B)

                         FORM OF OFFICER'S CERTIFICATE

     I,   __________________________, hereby certify that I am the duly elected and authorized ______________________ [title] of [Applicable Credit Party], a corporation duly organized and validly existing under the laws of _____________________________ (the "________________" [Applicable Credit
Party]), and pursuant to Section 4 of the Term Credit Agreement, dated as of May 30, 2001 (the "Credit Agreement"), between PANAMCO DE VENEZUELA, S.A. and COMERICA BANK, further certify as follows:

     1. All representations and warranties of the ____________________ [Applicable Credit Party] contained in the Credit Agreement are true and correct as of the date hereof.

     2. No event has occurred and is continuing that constitutes an Event of Default (as defined in the Credit Agreement).

     3. The ___________________ [Applicable Credit Party] has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Credit Agreement at or prior to the Closing Date.

     IN WITNESS WHEREOF, I have executed this certificate in the name and on behalf of the ________________________ [Applicable Credit Party] this 30th day of May, 2001.

                                        --------------------------------------

                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                                 SCHEDULE 5.5

            LIST OF SUBSIDIARIES OF THE GUARANTOR AND THE BORROWER



All the companies listed herein are direct or indirect Subsidiaries of the Guarantor.

The companies marked with an * are Subsidiaries of the Borrower:

I.    PANAMERICAN BEVERAGES INC.

Interamerican Financial Corporation (Incorporated in Panama)

Panamco Insurance Company Ltd. (Incorporated in Bermuda)

Alliance International Corp. (Incorporated in Panama)

Panamco L.L.C. (Incorporated in Delaware)

Pan Air Holding, Inc. (Incorporated in Panama)

Panamco Aircraft L.L.C. (Incorporated in Delaware)



II.   MEXICO (Companies related to the operation of Panamco in Mexico).

Panamco Mexico SA de CV  (98.14 % ownership)

Panamco Bajio S.A. de CV  (97.20% ownership)

Panamco Golfo SA de CV

Compania Inmobiliaria de Puebla SA de CV

Compania Inmobiliaria de Apizaco SA de CV

Inmobiliaria Impulsa SA de CV

Compania Inmobiliaria de Coatepec SA de CV

Administracion SA de CV (99.83% ownership)

Arrendadora del Bajio SA de CV

Prosein SA de CV

Proyectos y Construcciones Azteca SA de CV

Arrendadora Azteca SA de CV

Industrial Metalica de Leon SA de CV (60.17% ownership)

Plastehsa SA de CV

Maseri de Leon SA de CV  (90% ownership)

Impulsora Azteca SA de CV

Compania Inmobiliaria de Leon SA de CV  (97.95% ownership)

Compania Inmobiliaria de Irapuato SA de CV (98.18% ownership)

Inmuebles Urbanos de Apatzingan

Compania Inmobiliaria de Celaya SA de CV  (98.03% ownership)

Compania Inmobiliaria de Morelia SA de CV  (87.11% ownership)

Impulsora de Michoacan SA de CV

Compania Inmobiliaria de Zamora SA de CV  (87.02% ownership)

Compania Inmobiliaria de Apatzingan SA de CV  (85.82% ownership)

Industria Envasadora de Queretaro SA de CV  (14.9% ownership)



III.  BRAZIL (Companies related to the operation of Panamco in Brazil).

Dixer Distribuidora de Bebidas SA

Juratuba SA Industria & Comercio

Refrescos Do Brasil SA  (98.86% ownership)

Spal Industria Brasilera de Bebidas SA

KSP Participaciones Limitada SA (38.73% ownership)

Refigerantes Do Oeste SA

Supripack Ind. Com. De Embalagens Ltda

Distribuidora de Bebidas No Lar Ltda.

Distribuidora Capuava de Bebidas Ltda

Sabara Compania Administradora Ltda

American Participacoes Ltda.



IV.   COLOMBIA (Companies related to the operation in Colombia).

Panamco Indega SA (97.24% ownership)

Embotelladoras de Santander SA

Embotelladora del Huila SA (65% ownership)

Embotelladora Roman SA

Tapon Corona de Colombia SA (40% ownership)

Friomix del Cauca SA

Comptec SA (20% ownership)



V.    COSTA RICA  (Company related to the operation in Costa Rica).

Embotelladora Panamco Tica SA

VI.   VENENZUELA  (Companies related to the operation in Venezuela).

The following companies are incorporated in Panama:

Embotelladora Coca-Cola y Hit de Venezuela SA

Wape Investments Inc.



The following Companies are incorporated in Venezuela:

Coca-Cola Refrescos Holdings SA

Coca-Cola Refrescos SA

Panamco de Venezuela SA

Distribuidora CCC SA *

Valores Nirgua SA

Comercial Vendosa SA *



VII.  NICARAGUA  (Company related to the operation in Nicaragua).

The following Company is incorporated in Panama:

Centroamericana Investments SA



The following Company is incorporated in Nicaragua:

Panamco de Nicaragua SA



VIII.  GUATEMALA  (Companies related to the operation in Guatemala).

Embotelladora Central SA

Bodegas de Distribucion SA

                                 SCHEDULE 5.16

                                 LABOR MATTERS


     None, except that in August of 1999 and June of 2000, a group of independent distributors of the Borrower (the "Independent Distributors") organized certain strikes and stoppages in certain of the bottling plants and distribution centers operated by the Borrower and also threatened to organize other strikes and stoppages in other bottling plants and distribution centers operated by the Borrower.

     In September of 1999, the Independent Distributors commenced a proceeding to incorporate a union of independent distributors. Since the incorporation process began, the Borrower has vigorously opposed its formation through all available legal channels, being as of the date hereof unsuccessful to obtain a favorable decision. In February 2000, the Borrower presented a nullity recourse against the union incorporation solicitation, and make a preliminary injunction request (based on the violation of certain constitutional rights of the Borrower) before the Venezuelan Supreme Court. A decision on the injunction is pending and a final decision of the nullity recourse should be issued by the Supreme Court within the next 12 to 16 months.

     If the Borrower's opposition is unsuccessful, the Independent Distributors could among other things, demand the negotiation of a collective bargaining agreement, which could translate into the recognition by the Borrower of certain labor rights and the payment of such rights pursuant to the applicable labor laws in Venezuela. The Borrower could also be subject to face several claims and demands on an individual basis (from each of the Independent Distributors) for the payment of certain labor and severance rights.

                                SCHEDULE 6.4(F)

                        FORM OF COMPLIANCE CERTIFICATE

Date:
Name of Bank:
Address:

Dear Sirs:

Attached you will find the ________________________
[Consolidated/non-Consolidated] Financial Statements of: (i) PANAMCO DE VENEZUELA, S.A.; and (ii) PANAMERICAN BEVERAGES, INC., in respect to the ___________ Quarter, ______________ (Please refer to Section 6.3 of Agreement (as such term is defined below)).

Capitalized terms used herein and not defined to the contrary herein have the meanings given them in the Term Credit Agreement of even date herewith between Borrower and Bank (as amended from time to time, the "Agreement").

We have also prepared, and is enclosed, the calculation of covenants under the Agreement, in particular those referred to in Sections 7.4 and 8.1(k).

To the best of my knowledge, during the last quarter Borrower, Guarantor and their respective Subsidiaries have observed and performed all of its covenants and other agreements, and satisfied every condition contained in the Agreement, the Note and the other Credit Documents to which such Person is a party, to be observed, performed or satisfied by it.

Furthermore, I have obtained no knowledge of any Default or Event of Default.

                                      Very truly yours,

                                      PANAMCO DE VENEZUELA, S.A.


                                      By:
                                         ----------------------------------
                                      Name/Title:

                                ACKNOWLEDGEMENT

The undersigned confirm the truth and validity of the statements contained in this Certificate.

PANAMERICAN BEVERAGE, INC.



By:
   ---------------------------------

Its:
    --------------------------------

[GRAPHIC OMITTED]

                                   Guaranty


As of May 30, 2001, the undersigned, for value received, unconditionally and absolutely guarantees to Comerica Bank ("Bank"), a Michigan banking corporation, payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of PANAMCO DE VENEZUELA, S.A. ("Borrower"). Indebtedness includes without limit any and all obligations or liabilities of the Borrower to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all indebtedness, obligations or liabilities for which Borrower would otherwise be liable to the Bank were it not for the invalidity, irregularity or unenforceability of them by reason of any bankruptcy, insolvency or other law or order of any kind, or for any other reason; all amendments, modifications, renewals and/or extensions of the above; and all costs of collecting Indebtedness, including, without limit, attorney fees. Any reference in this Guaranty to attorney fees shall be deemed a reference to reasonable fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. All costs shall be payable immediately by the undersigned when incurred by the Bank, without demand, and until paid shall bear interest at the default rate of interest applicable to the Indebtedness under Borrower's agreements with Bank, but not in excess of the maximum rate permitted by law.

1. LIMITATION: The total obligation of the undersigned under this Guaranty is limited to the principal guaranteed, all interest on the principal amount, and all costs incurred by the Bank in collection efforts against the Borrower and/or the undersigned or otherwise incurred by the Bank in any way relating to the Indebtedness, or this Guaranty, including without limit reasonable attorney fees.

2. NATURE OF GUARANTY: This is a continuing Guaranty of payment and not of collection, and remains effective whether the Indebtedness is from time to time reduced and later increased or entirely extinguished and later reincurred. The undersigned delivers this Guaranty based solely on the undersigned's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by the Bank. The undersigned assumes full responsibility for obtaining any further information concerning the Borrower's financial condition, the status of the Indebtedness or any other matter which the undersigned may deem necessary or appropriate now or later. The undersigned knowingly accepts the full range of risk encompassed in this Guaranty, which risk includes, without limit, the possibility that Borrower may incur Indebtedness to the Bank after the financial condition of the Borrower, or the Borrower's ability to pay debts as they mature, has deteriorated.

3. APPLICATION OF PAYMENTS: The undersigned authorizes the Bank, either before or after termination of this Guaranty, without notice to or demand on the undersigned and without affecting the undersigned's liability under this Guaranty, from time to time to: (a) apply any security and direct the order or manner of sale; and (b) apply payments received by the Bank from the Borrower to any indebtedness of the Borrower to the Bank, in such order as the Bank shall determine in its sole discretion, whether or not this indebtedness is covered by this Guaranty, and the undersigned waives any provision of law regarding application of payments which specifies otherwise. The undersigned agrees to provide to the Bank copies of the undersigned's financial statements upon request.

4. SETOFF: The undersigned acknowledges the Bank's right of setoff as to any and all deposits and other amounts from time to time in the possession of, or owing to the undersigned by, the Bank. The undersigned further assigns to the Bank as collateral for the obligations of the undersigned under this Guaranty all claims of any nature that the undersigned now or later has (have) against the Borrower (other than any claim under a deed of trust or mortgage covering California real property) with full right on the part of the Bank, in its own name or in the name of the undersigned, to collect and enforce these claims. The undersigned agrees that no security now or later held by the Bank for the payment of any Indebtedness, whether from the Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional obligation of the undersigned under this Guaranty, and the Bank, in its sole discretion, without notice to the undersigned, may release, exchange, enforce and otherwise deal with any security without affecting in any manner the unconditional obligation of the undersigned under this Guaranty. The undersigned acknowledges and agrees that the Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and the undersigned is not relying upon any asset(s) in which the Bank has or may have a lien or security interest for payment of the Indebtedness.

5. OTHER GUARANTORS: If any Indebtedness is guaranteed by two or more guarantors, the obligation of the undersigned shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced at the option of the Bank against each severally, any two or more jointly, or some severally and some jointly. The Bank, in its sole discretion, may release any one or more of the guarantors for any consideration which it deems adequate, and may fail or elect not to prove a claim against the estate of any bankrupt, insolvent, incompetent or deceased guarantor; and after that, without notice to any guarantor, the Bank may extend or renew any or all Indebtedness and may permit the Borrower to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the remaining guarantor(s). The undersigned acknowledges that the effectiveness of this Guaranty is not conditioned on any or all of the indebtedness being guaranteed by anyone else.

6. TERMINATION: The undersigned may not terminate its obligation under this Guaranty as to future Indebtedness (except as provided below) by (and only by) delivering written notice of termination to an officer of the Bank and receiving from an officer of the Bank written acknowledgment of delivery; provided, however, the termination shall not be effective until the opening of business on the fifth (5th) day ("effective date") following written acknowledgment of delivery. Any termination shall not affect in any way the unconditional obligations of the remaining guarantor(s), if any, whether or not the termination is known to the remaining guarantor(s). Any termination shall not affect in any way the unconditional obligations of the terminating guarantor(s) as to any Indebtedness existing at the effective date of termination or any Indebtedness created after that pursuant to any commitment or agreement of the Bank or pursuant to any Borrower loan with the Bank existing at the effective date of termination (whether advances or readvances by the Bank after the effective date of termination are optional or obligatory), or any modifications, extensions or renewals of any of this Indebtedness, whether in whole or in part, and as to all of this Indebtedness and modifications, extensions or renewals of it, this Guaranty shall continue effective until the same shall have been fully paid. The Bank has no duty to give notice of termination by any guarantor(s) to any remaining guarantor(s). The undersigned shall indemnify the Bank against all claims, damages, costs and expenses, including, without limit, attorney fees, incurred by the Bank in connection with any suit, claim or action against the Bank arising out of any modification or termination of a Borrower loan or any refusal by the Bank to extend additional credit in connection with the termination of this Guaranty.

7. REINSTATEMENT: Notwithstanding any prior revocation, termination, surrender or discharge of this Guaranty (or of any lien, pledge or security interest securing this Guaranty) in whole or in part, the effectiveness of this Guaranty, and of all liens, pledges and security interests securing this Guaranty, shall automatically continue or be reinstated in the event that any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged or rescinded under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Guaranty, and all liens, pledges and security interests securing this Guaranty, shall be enforceable against the undersigned as if the returned, disgorged or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Guaranty and the liens, pledges and security interests securing it, the undersigned agrees upon demand by the Bank, to execute and deliver to the Bank those documents which the Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of the undersigned to do so shall not affect in any way the reinstatement or continuation. If the undersigned does not execute and deliver to the Bank upon demand such documents, the Bank and each Bank officer is irrevocably appointed (which appointment is coupled with an interest) the true and lawful attorney of the undersigned (with full power of substitution) to execute and deliver such documents in the name and on behalf of the undersigned.

8. WAIVERS: The undersigned waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from the Borrower or any other person, or otherwise comply with the provisions of Section 9-504 of the Michigan or other applicable Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. The undersigned waives notice of acceptance of this Guaranty and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agrees that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit the Borrower to incur additional Indebtedness, all without notice to the undersigned and without affecting in any manner the unconditional obligation of the undersigned under this Guaranty.

     The undersigned unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the undersigned under this Guaranty, and acknowledges that each such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from the undersigned now or later securing this Guaranty and/or the Indebtedness, and acknowledges that as of the date of this Guaranty no such defense or setoff exists.

9. WAIVER OF SUBROGATION: The undersigned postpones any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from the Borrower any amounts paid by the undersigned pursuant to this Guaranty until such time that all Indebtedness has been finally and irrevocably paid to Bank.

10. SALE/ASSIGNMENT: The undersigned acknowledges that the Bank has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of the Indebtedness and any related obligations, including, without limit, this Guaranty, without notice to the undersigned and that the Bank may disclose any documents and information which the Bank now has or later acquires relating to the undersigned or to the Borrower in connection with such sale, assignment, transfer, negotiation, or grant. The undersigned agrees that the Bank may provide information relating to this Guaranty or relating to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers.

11. WITHHOLDING TAXES: All payments to be made by the undersigned under this Guaranty shall be made without setoff or counterclaim and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless the undersigned is compelled by law to make payment subject to such tax. In such event, the undersigned shall: (a) pay to the Bank for the account of the Bank such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which would have been receivable under this Guaranty had payment not been made subject to such tax; and (b) send to the Bank such certificates or certified copies of receipts as the Bank shall reasonably require as proof of the payment by the undersigned of any such taxes payable by the undersigned. As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes (including without limitation any stamp tax imposed by the Republic of Panama), levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge, together with interest thereon and fines and penalties with respect thereto, which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the Indebtedness or the obligation of the undersigned hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Borrower, the undersigned or the Bank).

12. GENERAL: This Guaranty constitutes the entire agreement of the undersigned and the Bank with respect to the subject matter of this Guaranty. No waiver, consent, modification or change of the terms of the Guaranty shall bind any of the undersigned or the Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. This Guaranty shall inure to the benefit of the Bank and its successors and assigns and shall be binding on the undersigned and the undersigned's heirs, legal representatives, successors and assigns including, without limit, any debtor in possession or trustee in bankruptcy for any of the undersigned. The undersigned has knowingly and voluntarily entered into this Guaranty in good faith for the purpose of inducing the Bank to extend credit or make other financial accommodations to the Borrower. If any provision of this Guaranty is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

13. GOVERNING LAW AND JURISDICTION: THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES; The undersigned hereby irrevocably agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, the Indebtedness or the transactions or documents contemplated hereby or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts for the Eastern District of Michigan or in the courts of the State of Michigan, or in any other court having jurisdiction over the subject matter, as the Bank in its sole discretion may elect. The undersigned hereby submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgement (and waives for such purpose any other preferential jurisdiction by reason of its present or future domicile or otherwise). The undersigned hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court as being brought in an inconvenient forum. To the extent that the undersigned has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the undersigned hereby irrevocably waives such immunity in respect of its obligations under this Guaranty. The undersigned further agrees that final judgment against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness. The undersigned agrees that service upon the undersigned as provided for herein shall constitute valid and effective personal service upon the undersigned. Nothing herein shall, or shall be construed so as to, limit the right of the Bank, or any of its successors or assigns, to bring actions, suits or proceedings with respect to the obligations and liabilities of the undersigned under, or any other matter arising out of or in connection with, this Guaranty, the Indebtedness or the transactions or documents contemplated hereby, or for recognition or enforcement of any judgment rendered in any proceeding, in the courts of whatever jurisdiction in which the Indebtedness or the obligations or liabilities of the undersigned hereunder may arise or are created or in which the assets of the undersigned may be found or as otherwise shall seem appropriate to the Bank, or any of its successors or assigns, or to affect the right to service of process in any jurisdiction in any other manner permitted by law; (c) In addition, the undersigned hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guaranty, the Indebtedness or the transactions contemplated hereby brought in any federal or state court situate in the State of Michigan, and hereby further irrevocably and unconditionally waives and agrees not to plead any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

14. SERVICE OF PROCESS: The undersigned hereby irrevocably designates The Corporation Company (the "Process Agent"), having its registered domicile at 30600 Telegraph Road, Suite 3275, Bingham Farms, Michigan 48025, as agent to receive, for and on behalf of the undersigned, service of process in the State of Michigan and absolutely and in connection therewith, irrevocably appoints the Process Agent as its true and lawful attorney-in-fact, in its name and stead to receive such process. The undersigned shall deliver to Bank evidence reasonably satisfactory to Bank that the Process Agent has been duly appointed, and that the Process Agent has accepted such designation. Service upon the undersigned shall, for purposes of preserving the Bank's right to bring an action or proceeding or enforcing a judgment in connection with this Guaranty in any court within Panama, be deemed complete upon personal delivery of service to the Process Agent of legal process, summons, complaints, notice and any other documents. The undersigned shall continue said appointment of Process Agent in full force and effect or appoint another agent so that the undersigned will at all times have an agent for service of process for the above purposes in Bingham Farms, Michigan or Detroit, Michigan. The undersigned further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by any method described in
     Section 9.6 of the Term Credit Agreement (as defined below) , such service of process to be effective upon receipt of such registered mail. Nothing herein shall affect the right of the undersigned or the Bank to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against the undersigned in the State of Michigan of the United States of America, Panama, or any other jurisdiction in which undersigned may be subject to suit. The undersigned shall pay to Process Agent such compensation as shall be required to be paid to Process Agent for its services hereunder. In the event of the transfer of all or substantially all of the assets and business of Process Agent to any other corporation, by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for Process Agent with the same effect as if named herein in place of The Corporation Company.

15. CURRENCIES: If by reason of any judgment or award or for any other reason the Bank receives a payment hereunder or otherwise in respect of the Indebtedness in a currency other than United States Dollars and/or in a place other than Detroit, Michigan (hereinafter called "the Place of Payment"), the Bank shall, as soon as practicable and in accordance with Bank's own banking procedures, convert that payment into United States Dollars and transfer the proceeds to the Place of Payment. If, after any such conversion and transfer, the amount of United States Dollars received at the Place of Payment is less than the actual amount due hereunder, then the undersigned shall forthwith pay the amount of any such deficiency and, until paid, the Bank shall have a separate cause of action therefor against the undersigned notwithstanding any judgment or award to the contrary.

16. HEADINGS: Headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

17.  REPRESENTATIONS AND WARRANTIES:

     The undersigned hereby represents and warrants to Bank:

     a. It is a corporation duly organized and existing in good standing under the laws of the Panama; is duly qualified and authorized to do business in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and failure to so qualify could have a Material Adverse Effect; execution, delivery and performance of this Guaranty, and any other documents and instruments required under this Guaranty, are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and do not require the consent or approval of any governmental body, agency or authority that has not been obtained; and this Guaranty, and any other documents and instruments required under this Guaranty, when issued and delivered under this Guaranty, will be valid and binding upon the undersigned in accordance with their terms.

     b. The execution, delivery and performance of this Guaranty, and any other documents and instruments required under this Guaranty, are not in contravention of the unwaived terms of any indenture, agreement or undertaking to which the undersigned is party or by which it is bound.

     c. No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of the undersigned is threatened against it, the outcome of which if determined adversely would have a material adverse effect on the properties, assets or financial condition of the undersigned ("Material Adverse Effect").

18. CAPITALIZED TERMS: Capitalized terms not defined herein shall have the meaning(s) set forth in that certain Term Credit Agreement of even date herewith between Bank and Borrower of which the undersigned acknowledge they have reviewed and have signed and acknowledged the same as a Credit Party thereto.

19. JURY TRIAL WAIVER: THE UNDERSIGNED AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty the day and year first written above.



WITNESSES:                              GUARANTOR: PANAMERICAN BEVERAGES, INC.



------------------------------------
Signature of:                           By:
                                            -----------------------------------
                                            Name:


-------------------------------------   Its: ----------------------------------
Signature of:

                                        GUARANTOR'S ADDRESS:

                                        Torre Dresdner Bank
                                        7th Floor, Calle 50
                                        Panama City, Republic of Panama
                                        Attn: Chief Financial Officer